As filed with the Securities and Exchange Commission on ______, 2005.
                                                               File No. 33-18978

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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

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                        TEL-INSTRUMENT ELECTRONICS, CORP.
             (Exact Name of Registrant as Specified in its Charter)

           New Jersey                                             22-1441806
(State or Other Jurisdiction of                                (I.R.S. Employer
 Incorporation or Organization)                              Identification No.)

                                728 Garden Street
                               Carlstadt, NJ 07072
   (Address, Including Zip Code, of Registrant's Principal Executive Offices)

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                        TEL-INSTRUMENT ELECTRONICS CORP.
                         1998 EMPLOYEE STOCK OPTION PLAN
                         2003 EMPLOYEE STOCK OPTION PLAN
                            (Full Title of the Plan)

                                   ----------

                             Donald Stuart Bab, Esq.
                              Sokolow Carreras LLP
                              770 Lexington Avenue
                               New York, NY 10021
                                 (212) 935-6000
(Name, Address, and Telephone Number, Including Area Code, of Agent for Service)

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

                                        Calculation of Registration Fee
-------------------------------------------------------------------------------------------------------
                                                 Proposed Maximum     Proposed Maximum
    Title of Securities          Amount to                                                  Amount of
                                be Registered     Offering Price         Aggregate        Registration
      to be Registered              (1)           Per Share (2)      Offering Price (2)        Fee
-------------------------------------------------------------------------------------------------------
Common Stock, $.10 par value      398,400              $4.00             $1,593,600         $201.91[3]

-------------------------------------------------------------------------------------------------------

(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement also relates to such indeterminate number of additional shares of Common Stock of the Registrant as may be issuable in the event of a stock dividend, stock split, recapitalization, or other similar changes in the capital structure, merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation, or other distribution of assets, issuance of rights or warrants to purchase securities, or any other corporate transaction or event having an effect similar to any of the foregoing.

(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) and (h) of the Securities Act. The proposed maximum aggregate offering price and amount of registration fee are calculated on the basis of the average of the high and low prices per share reported on the American Stock Exchange on July 25, 2005.

(3)   [$126.70 per 1 million dollars]

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PART I. INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

      The documents containing the information concerning the Tel-Instrument Electronics Corp., Inc. 1998 and 2003 Employee Stock Option Plans (the "Plans") required by Item 1 of Part I of Form S-8 and the statement of availability of Plan Information and other information required by Item 2 of Part I of Form S-8 will be sent or given to participants as specified by Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"). In accordance with Rule 428 and the requirements of Part I of Form S-8, such documents will not be filed with the Securities and Exchange Commission (the "SEC") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute the prospectus as required by Section 10(a) of the Securities Act. The Registrant shall maintain a file of such documents in accordance with the provisions of Rule 428 (b). Upon written or oral request of the Company, at its principal office, attention Joseph P. Macaluso, (201) 933-1600), the Company will provide to option holders copies of the documents referred to in the preceding sentence.


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

PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

      The following documents have been previously filed by Tel-Instrument Electronics Corp., Inc. (the "Company") with the SEC and are incorporated herein by reference:

      (a) The Company's Annual Report on Form 10-K, for the fiscal year ending March 31, 2005, as filed (a) with the SEC on July 13, 2005;

      (b) The Company's Current Report on Form 8-K filed with the SEC on July 14, 2005.and

      (c) The Company's Registration Statement on Form 8-A (with respect to the description of the (c) Company's common stock), as filed with the SEC on February 9, 2004, including any amendment or report filed for the purpose of updating such description.

      All documents, filed subsequent to the date hereof by the Company with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") and prior to the filing of a post-effective amendment hereto which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and made a part hereof from their respective dates of filing (such documents, and the documents enumerated above, being hereinafter referred to as "Incorporated Documents"); provided, however, that the documents enumerated above or subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act in each year during which the offering made hereby is in effect prior to the filing with the SEC of the Company's Annual Report on Form 10-K covering such year, shall not be Incorporated Documents or be incorporated by reference herein or be a part hereof from and after the filing of such Annual Report on Form 10-K.

      Any statement contained in an Incorporated Document or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof.

ITEM 4. DESCRIPTION OF SECURITIES

      Not Applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

      The opinion as to the legality of the securities being registered is being rendered by Sokolow Carreras LLP. Donald Stuart Bab, of Counsel to that firm, is Secretary of the Company, an officer of the Registrant, and is the beneficial owner of 82,400 shares of the Company's Common Stock.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

      Section 14A:3-5 of the New Jersey Corporation Law (N.J.S.A. Sec. 14A:3-5) generally permits a New Jersey corporation to indemnify officers, directors, employees and agents for actions taken by them with respect to the Corporation, if taken in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the corporation, and with respect to any criminal action, which they had


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

no reasonable cause to believe was unlawful. The Corporation Law provides that a corporation may pay expenses (including attorneys' fees) incurred by an officer, director or agent in defending any civil, criminal, administrative or investigative action, and must reimburse a successful defendant for expenses, including attorney's fees, actually and reasonably incurred, and permits a corporation to purchase and maintain liability insurance for its directors and officers. The Corporation Law provides that indemnification may not be made for any claim, issue or matter as to which a person has been adjudged by a court of competent jurisdiction to be liable to the corporation, unless and only to the extent a court determines that the person is entitled to indemnity for such expenses as the court deems proper.

      Article IX of the Registrant's Bylaws requires the Registrant to indemnify directors, officer and agents to the fullest extent permitted under New Jersey law, which provisions are deemed to be a contract between the Registrant and each director, officer and agent who serves in such capacity while such Bylaw is in effect.

      The Registrant has also obtained liability insurance for the benefit of directors, officers and agents.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

      Not Applicable.

ITEM 8. EXHIBITS

      The following exhibits are filed with this Registration Statement:

Exhibit Number    Description
--------------    -----------

4.1               Restated Certificate of Incorporation

4.2 Bylaws (incorporated by reference to Registration Statement 33-18978 dated November 7, 1988.

4.3 Specimen Common Stock Certificate (incorporated by reference to Registration Statement 33-18978 dated November 7, 1988.

5                 Opinion and Consent of Sokolow Carreras LLP

23.2              Consent of BDO Seidman, LLP


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

ITEM 9. UNDERTAKINGS

      (a)   The undersigned Registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Not withstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in this registration statement;

                        Provided however, that paragraphs 1(i) and 1(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement;

            (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been


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

settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Carlstadt, State of New Jersey, on August 4, 2005.

                                            TEL-INSTRUMENT ELECTRONICS CORP.

                                            By: /s/ Harold K. Fletcher
                                                --------------------------------
                                                Harold K. Fletcher
                                                Chief Executive Officer

                                            By: /s/ Joseph P. Macaluso
                                                --------------------------------
                                                    Joseph P. Macaluso
                                                    Principal Accounting Officer

                                            By: /s/ George J. Leon
                                                --------------------------------
                                                George J. Leon
                                                Director

                                            By: /s/ Robert J. Melnick
                                                --------------------------------
                                                    Robert J. Melnick
                                                    Director

                                            By /s/ Jeffrey C. O'Hara
                                                --------------------------------
                                                   Jeffrey C. O'Hara
                                                   Director

                                            By: /s/ Robert A. Rice
                                                --------------------------------
                                                    Robert A. Rice
                                                    Director

                                            By: /s/ Robert H. Walker
                                                --------------------------------
                                                    Robert H. Walker
                                                    Director


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

                                  EXHIBIT INDEX

Exhibit Number    Description
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4.1               Restated Certificate of Incorporation (incorporated by
                  reference to Exhibit 3.1.2 to the Registrant's Registration
                  Statement on Form SB-2, Registration No. 33-75008)

4.2 Restated Bylaws (incorporated by reference to Exhibit 3.2.2 to the Registrant's Registration Statement on Form SB-2, Registration No. 33-75008)

4.3 Specimen Common Stock certificate (incorporated by reference to Exhibit 4.2 to the Registrant's Registration Statement on Form SB-2, Registration No. 33-75008)

5                 Opinion and Consent of  Sokolow Carreras LLP

23.2              Consent of BDO Seidman, LLP


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